UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

Aduro Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37345	94-3348934
(Commission File No.)	(IRS Employer Identification No.)

740 Heinz Avenue

Berkeley, California

(Address of principal executive offices)

94710

(Zip Code)

Registrant’s telephone number, including area code: (510) 848-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Section 5—Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting of Stockholders of Aduro Biotech, Inc. (the “Company” or “Aduro”) held on October 1, 2020, virtually, (the “Special Meeting”), as described below, the Company’s stockholders approved an amendment to the amended and restated certificate of incorporation of Aduro to effect a reverse stock split of Aduro’s issued and outstanding common stock within a range, as determined by the Aduro board of directors, of every two to five shares (or any number in between) of outstanding Aduro common stock being combined and reclassified into share of Aduro common stock (the “Charter Amendment”).

On October 1, 2020, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware to effect the reverse stock split. As a result of the reverse stock split, the number of issued and outstanding shares of Aduro’s common stock immediately prior to the reverse stock split was reduced to a smaller number of shares, such that every five shares of Aduro’s common stock held by a stockholder immediately prior to the reverse stock split were combined and reclassified into one share of Aduro’s common stock.

The foregoing description of the Charter Amendment is not complete and is subject to and qualified in their entirety by reference to the amendment to the Company’s amended and restated certificate of incorporation, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting the stockholders of the Company voted as set forth below on the following proposals, each of which is described in detail in the Company’s proxy statement/prospectus filed with the Securities and Exchange Commission on August 26, 2020 (the “Notice”) in connection with the transactions contemplated by the Agreement and Plan of Merger and Reorganization, dated as of June 1, 2020, by and among Aduro, Chinook Therapeutics U.S., Inc. (“Chinook”) and Aspire Merger Sub, Inc. (“Merger Sub”), as amended (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Chinook, with Chinook surviving as a wholly owned subsidiary of Aduro, and the surviving corporation of the merger (referred to herein as the “merger”).

As of August 12, 2020, the record date for the Special Meeting, there were 81,168,129 shares of common stock of the Company outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 71,177,994 shares of common stock, representing approximately 87.7% of the shares entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business. At the Special Meeting, Company stockholders considered three proposals, each of which is described in more detail in the Notice. The final results regarding each proposal are set forth below.

Proposal 1—To approve the issuance of shares of Aduro common stock to Chinook securityholders pursuant to the terms of the Merger Agreement and the change of control resulting from the merger.

Final Voting Results

For	Against	Abstain	Broker Non-Votes
55,168,606	6,941,727	144,846	8,922,815

Proposal 2—To approve an amendment to the amended and restated certificate of incorporation of Aduro to effect a reverse stock split of Aduro’s issued and outstanding common stock within a range, as determined by the Aduro board of directors, of every two to five shares (or any number in between) of outstanding Aduro common stock being combined and reclassified into one share of Aduro common stock.

Final Voting Results

For	Against	Abstain	Broker Non-Votes
64,431,080	6,485,456	261,458	—

Proposal 3—To approve the possible adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 and 2.

Final Voting Results

For	Against	Abstain	Broker Non-Votes
62,321,928	8,651,277	204,789	—

Item 7.01	Regulation FD Disclosure.

On October 1, 2020, the Company issued a press release announcing voting results relating to the Special Meeting and the reverse stock split. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation, dated October 1, 2020

99.1	Press Release, dated October 1, 2020, titled “Aduro Biotech Stockholders Approve Merger Agreement with Chinook Therapeutics”

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2020		Aduro Biotech, Inc.

	By:	/s/ Celeste Ferber
Celeste Ferber
SVP, General Counsel and Corporate Secretary